UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Datavault AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2026, Datavault AI Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with Scilex Holding Company (“Scilex”), which sets forth certain terms and conditions of Scilex’s proposed purchase (the “Proposed Transaction”) of Bitcoin (“BTC”) from the Company that is currently held by the Company in a Biconomy digital wallet (the “Wallet”).

Pursuant to the Term Sheet, and subject to the finalization of a definitive agreement (the “Definitive Agreement”) to be negotiated in good faith by the Company and Scilex and, ultimately, the satisfaction of certain customary closing conditions to be contained therein, it is expected that Scilex will purchase from the Company a total of 837 BTC held in the Wallet for $50 million (the “Purchase Price”). Scilex has agreed to make an initial payment of $30 million, with the remaining $20 million payable in quarterly installments commencing in the fourth quarter of 2026 and ending on December 31, 2028. Scilex will pay the Purchase Price in cash or shares of Scilex’s common stock, par value $0.0001 per share, or publicly traded securities of Scilex’s subsidiaries, or a combination thereof, at the discretion of Scilex.

The Term Sheet provides that the Definitive Agreement will contain customary representations, warranties, covenants, indemnities, limitations on indemnity, termination provisions and other terms typical for transactions of this nature.

There can be no assurance that the Definitive Agreement and any other transaction documents necessary to consummate the Proposed Transaction will be entered into, or that the Proposed Transaction will be consummated on the terms described herein or at all. The consummation of the Proposed Transaction is subject to numerous factors, many of which are outside the control of the Company, including market conditions, regulatory approvals, the actions of third parties, and the ability of the parties to negotiate and execute the Definitive Agreement. The Term Sheet reflects terms that remain subject to further negotiation, modification and/or approval by the applicable boards of directors and may be terminated by the parties. Any such termination, or a failure by the parties to agree on the Definitive Agreement, could result in disputes or litigation relating to the interpretation, enforceability and/or performance of the provisions of the Term Sheet, which could be costly and/or time-consuming, divert management attention and/or otherwise adversely affect the financial condition or liquidity of the Company, including its ability to pursue or defend such claims. Accordingly, investors should not place undue reliance on the consummation of the Proposed Transaction or the ability of the Company and Scilex to consummate the Proposed Transaction.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026 or by an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer